Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***],HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDED AND RESTATED LICENSE AGREEMENT

(this “AGREEMENT”) is entered into as of March 1st, 2020 (the “RESTATEMENT EFFECTIVE DATE”) between

Helmholtz-Zentrum München - Deutsches Forschungszentrum für Gesundheit und Umwelt GmbH

Ingolstädter Landstraße 1

85764 Neuherberg

Germany

– in the following: "HMGU" –

and

Poseida Therapeutics, Inc.

9390 Towne Center Drive, Suite 200

San Diego, CA 92121

U.S.A.

– in the following: "POSEIDA" or “LICENSEE” –

– The LICENSEE and HMGU individually a “PARTY” and collectively the “PARTIES” –

Preamble

HMGU is a public research institution operating in the field of environmental health. Researchers at HMGU identified the endonuclease "Clo51" from the bacterial strain […***…] as an enzyme that can be used for genome editing purposes (hereinafter referred to as the “ORIGINAL MATERIAL”) as described in Annex 1. The technology involving the ORIGINAL MATERIAL is protected by the […***…].

LICENSEE is a cell and gene therapy company developing human therapeutics based on its proprietary genome editing technologies.

On June 2, 2015, HMGU, LICENSEE, Transposagen Biopharmaceuticals, Inc. (“TRANSPOSAGEN”), and Hera Testing Laboratories, Inc. (“HERA”) concluded a Material Transfer and Option Agreement (the “OPTION AGREEMENT”), by means of which HMGU granted the LICENSEE, TRANSPOSAGEN and HERA access to the ORIGINAL MATERIAL for purposes of evaluating it, as well as an option for an exclusive commercial license to the PATENT RIGHTS (the “OPTION”).

The LICENSEE, TRANSPOSAGEN and HERA evaluated the ORIGINAL MATERIAL and exercised the OPTION as stipulated in the OPTION AGREEMENT. HMGU granted licenses accordingly, and HMGU and LICENSEE entered into that certain License Agreement dated May 20, 2016 (the “ORIGINAL LICENSE AGREEMENT”). In connection with the execution of the ORIGINAL LICENSE AGREEMENT, TRANSPOSAGEN and HMGU entered into a license agreement (the “TRANSPOSAGEN AGREEMENT”) and HERA and HMGU entered into a license agreement. Effective as of November 27, 2018, TRANSPOSAGEN

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assigned and transferred the TRANSPOSAGEN AGREEMENT to HERA, and effective of as December 18, 2019, HERA assigned and transfered the TRANSPOSAGEN AGREEMENT to Demeetra AgBio, Inc. (“DEMEETRA”).

LICENSEE and HMGU now desire to amend and restate the ORIGINAL LICENSE AGREEMENT to clarify the field of use in accordance with the terms and subject to the conditions set forth herein. Concurrent with the execution of this AGREEMENT, DEMEETRA and HMGU are entering into an amended and restated license agreement (the “DEMEETRA AGREEMENT”), and HERA and HMGU are entering into an amended and restated license agreement (the “HERA AGREEMENT”).

Now, therefore, the PARTIES agree as follows:

§ 1Definitions

1.1	“[…***…] FIELD” shall mean […***…], including,
(a)	[…***…],
(b)	[…***…],
(c)	[…***…].

For clarity and notwithstanding the foregoing, the […***…] FIELD excludes:

(a)	[…***…], and
(b)	[…***…].

1.2	“[…***…] FIELD” shall mean […***…]

For clarity and notwithstanding the foregoing, the […***…] FIELD includes […***…] and excludes:

(a)	[…***…], and

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(b)	[…***…].

1.3	“COMBINATION PRODUCT” means […***…]. The other active ingredient(s) in clause (a) and the other pharmaceutical product(s) in clause (b) are each referred to as the “Other Product(s)”.

1.4

“CONFIDENTIAL INFORMATION” shall mean any information, data or substance exchanged among the PARTIES under the ORIGINAL LICENSE AGREEMENT or this AGREEMENT, irrespective of the form of transmission (e.g. orally, in written form, electronically).

1.5	“CONTRACT YEAR” shall mean a calendar year. The first CONTRACT YEAR shall run from the EFFECTIVE DATE to the end of the respective calendar year.

1.6	“EFFECTIVE DATE” shall be the date on which the ORIGINAL LICENSE AGREEMENT is signed by the last PARTY, which is May 20, 2016.

1.7	“FIELD” shall mean all fields and uses (products, services, technologies) except for the:
(a)	[…***…];
(b)	[…***…]; and
(c)	[…***…].

1.8

“LICENSED PRODUCT” shall mean any product which itself or the production of which, absent the license granted hereunder, would infringe at least one VALID CLAIM. “VALID CLAIM” shall be a claim of (a) a patent covered by the definition of PATENT RIGHTS, or (b) a claim of a published pending patent application within the scope of PATENT RIGHTS, provided that such application confers provisional protection and has not been withdrawn, abandoned or finally rejected without possibility of appeal or re-filing.

1.9	“LICENSED SERVICE” shall mean any service which, absent the license granted hereunder, would infringe at least one VALID CLAIM as defined in Section 1.8.

1.10	“MATERIAL” comprises ORIGINAL MATERIAL, PROGENY, UNMODIFIED DERIVATIVES and MODIFICATIONS.

1.11

“MODIFICATIONS” are modifications of the ORIGINAL MATERIAL, PROGENY and/or UNMODIFIED DERIVATIVES which contain or incorporate ORIGINAL MATERIAL, PROGENY and/or UNMODIFIED DERIVATIVES, in whole or in part.

1.12	“MODIFIED VECTOR” shall mean […***…].

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1.13

“NET SALES” shall mean the gross amount invoiced by LICENSEE or sublicensees on account of a first sale or other commercial use of LICENSED PRODUCTS and LICENSED SERVICES, less the following deductions:

(a)	[…***…];
(b)	[…***…];
(c)	[…***…];
(d)	[…***…]; and
(e)	[…***…].

If first sale is made to a third party which is an AFFILIATE of a sublicensee of a LICENSEE or of a LICENSEE, the invoice price shall be adjusted in order to reflect the invoice price of transactions with a non-affiliated third party. “AFFILIATES” within the meaning of this paragraph shall be any legal entities that (directly or indirectly) control, are controlled by, or are under common control with a PARTY, whereby the controlling entity controls at least 50 per cent of the voting equity interests.

As used in this AGREEMENT, first sale or other commercial use shall not include use of LICENSED PRODUCTS or LICENSED SERVICES for use in clinical study purposes or compassionate use programs.

NET SALES of a COMBINATION PRODUCT shall be calculated as follows:

(a)	[…***…].

(b)	[…***…].

1.14	“ORIGINAL MATERIAL” comprises plasmid DNA as described in Annex 1.

1.15	“PATENT RIGHTS” shall mean […***…]

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1.16

“PROGENY” is the next and all other generations of the ORIGINAL MATERIAL, which come into being by any sort of biological or chemical reproduction, including but not limited to sexual, asexual and artificial reproduction, e.g. descendants of rats/mice or cells which are produced by cell division.

1.17	“[…***…] FIELD” shall mean the use of the PATENT RIGHTS to use, make, have made, import, offer to sell, and sell […***…].

For clarity and notwithstanding the foregoing, the […***…] FIELD includes […***…].

1.18

“UNMODIFIED DERIVATIVES” are substances which constitute an unmodified functional subunit or product expressed by the ORIGINAL MATERIAL and/or PROGENY, e.g. subclones of unmodified cell lines, purified or fractionated subsets of the ORIGINAL MATERIAL or proteins expressed by DNA/RNA.

§ 2	Use of MATERIAL by LICENSEE

2.1	The LICENSEE has already obtained ORIGINAL MATERIAL from HMGU pursuant to the OPTION AGREEMENT. HMGU shall be and remain owner of the ORIGINAL MATERIAL.

2.2

The LICENSEE shall use the ORIGINAL MATERIAL in compliance with all laws and regulations applicable in the LICENSEE’s place and country, including guidelines for work with recombinant DNA. The ORIGINAL MATERIAL is experimental in nature and shall not be used in animals, unless - where applicable - explicitly admitted by an ethics committee or regulations on the treatment of laboratory animals, and not in humans.

2.3

The LICENSEE shall have the right to use the MATERIAL in its FIELD in order to exercise (and consistent with) the license granted in Section 3.1 below. In case of sublicensing according to Section 3.2 below, each sublicensee shall have the right to use the MATERIAL solely in order to exercise the sublicense. Third party contractors and service providers performing services on behalf of LICENSEE shall have the right to use the MATERIAL solely in order to perform services for LICENSEE consistent with the license granted in Section 3.1 below. For clarity, LICENSEE shall have the right to sell LICENSED PRODUCTS and LICENSED SERVICES to third parties in accordance with the license granted in Section 3.1 below.

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2.4

Upon any early termination of this AGREEMENT, the LICENSEE shall immediately refrain from using the MATERIAL to the extent covered by an issued patent within the PATENT RIGHTS and shall destroy or transfer to HMGU at HMGU’s request the foregoing MATERIAL in its possession at the time of the termination or request respectively. Such destruction and nonuse shall be immediately confirmed to HMGU. Upon any early termination of this AGREEMENT, end users that purchased LICENSED PRODUCTS or LICENSED SERVICES prior to such termination shall not be obligated to return any MATERIAL embedded within the LICENSED PRODUCT or LICENSED SERVICES.

2.5

In case of early termination with a patent for a certain jurisdiction within the PATENT RIGHTS not yet being issued, when and if a patent within such jurisdiction within the PATENT RIGHTS issues, LICENSEE shall pay […***…] remuneration, retroactively upon grant of the respective patent. Such remuneration shall cover LICENSEE’s commercial use of the MATERIAL from the day of effectiveness of termination until grant of the respective patent.

It is understood that LICENSEE is not allowed to sell or otherwise commercially use the MATERIAL covered by an issued patent within the PATENT RIGHTS, from the day the respective patent is issued, without a respective license from HMGU.

2.6	Upon expiration of this AGREEMENT, the LICENSEE shall continue to have the right to use the MATERIAL in its possession.

§ 3License Grant

3.1

HMGU hereby grants LICENSEE the exclusive right to use and practice the PATENT RIGHTS in order to research, develop, make, use, offer for sale and sell LICENSED PRODUCTS and LICENSED SERVICES in the FIELD.

3.2

LICENSEE may sublicense the rights granted to it in Section 3.1 to third parties through multiple tiers, provided that in each case the respective sublicensee is bound by a written agreement that includes, to the extent applicable, all of the rights and obligations due to HMGU and contained in this AGREEMENT, in particular reporting and payment obligations arising from the practice of such sublicense, and for which HMGU is a third party beneficiary while leaving LICENSEE’s obligations unaffected; with regard to financial obligations, the respective LICENSEE’s liability with respect to such obligations shall be joint and several with the respective sublicensee, and the sublicensee shall not be liable for LICENSEE’s payment obligations.  In addition, LICENSEE may grant non-exclusive research licenses, i.e. for further development and/or improvement of existing and/or for the development of novel LICENSED PRODUCTS, to DEMEETRA or HERA, provided that such sublicense shall ensure that the payments to HMGU are equal to the payments the sublicensee would have to make to HMGU if it was a direct licensee of HMGU with respect to the subject matter of the research license. LICENSEE will inform HMGU about ongoing negotiations with a potential sublicensee and will forward a copy of any sublicense agreement to HMGU subject to the right to redact sensitive information within such agreement that is not necessary for HMGU to enforce its rights hereunder. LICENSEE will remain responsible for each of its respective sublicensees’ compliance with the terms of this Agreement as well as sub-sublicensees’ compliance with the terms of this Agreement through applicable tiers. The PARTIES hereby acknowledge that LICENSEE shall ensure that any sublicense granted by LICENSEE prior to the RESTATEMENT EFFECTIVE DATE shall be consistent to this AGREEMENT.

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3.3

HMGU retains a free of charge, non-exclusive, sublicensable and irrevocable right to use the PATENT RIGHTS for non-commercial research purposes, including in research collaborations with academic and commercial partners. HMGU may also provide the ORIGINAL MATERIAL to third parties for non-commercial research purposes, including in research cooperations with not-for-profit institutions and companies on the basis of a research MTA. The LICENSEE acknowledges that the inventor […***…] has been granted the right to use the MATERIAL for his research at […***…].

3.4

LICENSEE shall use […***…] efforts to develop or have developed at least one LICENSED PRODUCT and/or LICENSED SERVICE, as the case may be, and to obtain the necessary regulatory approvals in the major market countries (US, EU) as far as required and to market and sell LICENSED PRODUCTS and/or LICENSED SERVICES.

The PARTIES hereby acknowledge that, within […***…] from the EFFECTIVE DATE, LICENSEE previouslyl obtained a preclinical proof of principle demonstrating that the Clo51-technology is suitable for cell or gene therapy approaches.

In addition, LICENSEE shall have initiated a phase I/II clinical study involving the Clo51-technology on or before […***…]. HMGU is allowed to change the exclusive license to the PATENT RIGHTS to a non-exclusive license by written notice to LICENSEE, if LICENSEE cannot achieve clinical use of the Clo51-technology within the aforementioned time.

3.5

On March 1st of each CONTRACT YEAR, LICENSEE shall submit to HMGU a written report specifically stating the measures taken and the progress made in order to achieve the development goals defined in Section 3.4.

3.6

LICENSEE hereby grants to HMGU a non-exclusive, royalty-free, non-sublicensable, non-transferrable, non-commercial research license, including for research use in co-operations with other universities or research institutions, to new developments, modifications and improvements of the technology covered by the PATENT RIGHTS, to the extent such new developments, modifications or improvements could not be practiced without the PATENT RIGHTS and are created by LICENSEE or any of its sublicensees; provided, that such license will not include rights to commercially use LICENSED PRODUCTS or LICENSED SERVICES themselves.

§ 4	Remuneration

4.1

As remuneration for the rights granted in § 3, LICENSEE shall pay (or has paid) to HMGU an execution fee, annual maintenance fees, royalties and milestone fees. Except as expressly stated in this AGREEMENT, none of the payments shall be credited to any other payment. All payments are non-refundable.

4.2	License Execution Fee

For execution of this AGREEMENT, LICENSEE has paid to HMGU € 10,000.00 in compliance with Section 4.2 of the ORIGINAL LICENSE AGREEMENT.

4.3	Annual Maintenance Fee

LICENSEE shall pay to HMGU an annual maintenance fee of € […***…] for each CONTRACT YEAR. The maintenance fee shall be credited against royalties due for the same CONTRACT YEAR. The maintenance fee for the first CONTRACT YEAR shall be due […***…] after the EFFECTIVE DATE and shall be calculated pro rata based upon the number of months in which this AGREEMENT will be effective during that CONTRACT YEAR. The annual maintenance fees will be invoiced by HMGU at the end of January of each CONTRACT YEAR and shall be paid by LICENSEE within […***…] after receipt of the invoice.

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4.4	Royalties

LICENSEE shall pay royalties to HMGU during the ROYALTY TERM (defined below), on a country by country basis for a LICENSED PRODUCT and/or LICENSED SERVICES sold by LICENSEE (with sales by a sublicensee of a LICENSEE governed by Section 4.7), according to the following scheme:

4.4.1	For sale or other commercial use of LICENSED PRODUCTS and LICENSED SERVICES except therapeutics and therapeutic use (hereinafter “CATEGORY A”):
(a)	LICENSED PRODUCTS: […***…]% on NET SALES; and
(b)	LICENSED SERVICES: […***…]% on NET SALES.
4.4.2	For LICENSED PRODUCTS which are therapeutics (human or veterinary) and LICENSED SERVICES for therapeutic use (human or veterinary) (hereinafter “CATEGORY B”):
(a)	Clo51 nuclease is part of the therapeutic agent (e.g. CRISPR-Clo51 gene therapy): […***…]% on NET SALES; and
(b)	Clo51 nuclease is not part of the therapeutic agent but was used to generate the therapeutic agent (e.g. cell therapy): […***…]% on NET SALES.

The ”ROYALTY TERM” for a country shall mean the period commencing on first commercial sale or other commercial use in such country and ending on the expiry of the last to expire VALID CLAIM in such country. For clarity, royalties payable by LICENSEE in respect of any sublicensee sales is covered by Section 4.7.

4.5	Due Date for payment of royalties

Royalties shall be due annually, […***…] after the end of a CONTRACT YEAR during the ROYALTY TERM. If this AGREEMENT is terminated before the end of a CONTRACT YEAR, the royalties shall be due […***…] after termination has become effective.

4.6	Milestones
4.6.1

LICENSEE shall make the following one-time milestone payments to HMGU upon first achievement of each of the following events for the first LICENSED PRODUCT where the Clo51 nuclease is part of the therapeutic agent (e.g., CRISPR-Clo51 gene therapy):

(a)	€ […***…] Beginning of a clinical phase I trial for a LICENSED PRODUCT;
(b)	€ […***…] Beginning of a clinical phase II trial for a LICENSED PRODUCT;
(c)	€ […***…] Beginning of a clinical phase III trial for a LICENSED PRODUCT;

In case of (a), (b) and (c), “Beginning” shall mean the first treatment of a patient with a LICENSED PRODUCT;

(d)	€ […***…] Approval in USA; and
(e)	€ […***…] Approval in Europe.
4.6.2	LICENSEE shall make the following one-time milestone payments to HMGU upon first achievement of each of the following events with respect to the first LICENSED

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PRODUCT where the Clo51 nuclease is not part of the therapeutic (e.g. T-cell therapy):

(a)	€ […***…] Beginning of a clinical phase I trial for a LICENSED PRODUCT
(b)	€ […***…] Beginning of a clinical phase II trial for a LICENSED PRODUCT;
(c)	€ […***…] Beginning of a clinical phase III trial for a LICENSED PRODUCT.

In case of (a), (b) and (c), “Beginning” shall mean the first treatment of a patient with a LICENSED PRODUCT;

(d)	€ […***…] Approval in USA; and
(e)	€ […***…] Approval in Europe.
4.6.3

All Milestone payments become due irrespective of whether the respective milestone has been reached by LICENSEE or any of its sublicensees. A milestone event shall also have occurred if a collaboration partner of LICENSEE or a sublicensee of LICENSEE (in each case to whom rights have been provided to LICENSED PRODUCTS and/or in case the respective LICENSED PRODUCTS have been produced by or on behalf of LICENSEE or a sublicensee of LICENSEE) is conducting the clinical trial or achieving the approval, as the case may be, on behalf of or under control of LICENSEE or a sublicensee of LICENSEE.

4.6.4

LICENSEE will inform HMGU immediately in writing when one of the milestones has been reached. Milestone payments are due within […***…] after the milestone has been reached. HMGU may and – upon request by LICENSEE – shall issue an invoice for such payment.

4.7	In case of sublicensing, LICENSEE shall pay to HMGU
4.7.1	For CATEGORY A:
(a)	In case of sales or other commercial use of a LICENSED PRODUCT by a sublicensee, […***…]% on NET SALES invoiced by sublicensee; and
(b)	In case of sales or other commercial use of a LICENSED SERVICE by a sublicensee, […***…]% on NET SALES invoiced by sublicensee; and
(c)

[…***…]% of other payments (execution fee, milestones, payments in consideration of the issuance of equity, etc., but excluding royalty payments, loans, profit sharing payments (so long as LICENSEE pays the NET SALES royalties in Section 4.4 on LICENSED PRODUCT and/or LICENSED SERVICE NET SALES), cost-covering supply reimbursement and cost-covering reimbursements for research or development activities) received by LICENSEE from a sublicensee as a quid pro quo for the grant of the sublicense (hereinafter “Other Payments”).

4.7.2	For CATEGORY B:
(a)	If Clo51 nuclease is part of the therapeutic agent:
i)	In case of sales or other commercial use of a LICENSED PRODUCT or a LICENSED SERVICE by a sublicensee, […***…]% on NET SALES invoiced by sublicensee; and
ii)	[…***…]% of Other Payments.
(b)	If Clo51 nuclease is not part of the therapeutic agent but was used to generate the agent:

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i)	In case of sales or other commercial use of a LICENSED PRODUCT or a LICENSED SERVICE by a sublicensee, […***…]% on NET SALES invoiced by sublicensee; and
ii)	[…***…]% of Other Payments.

4.8	All payments under this § 4 shall be made to the following account:

Account holder:Ascenion GmbH

Bank name: Commerzbank Muenchen

Swift Code[…***…]

IBAN (Account Number)[…***…]

HMGU has authorized Ascenion GmbH to collect and receive the payments which become due under this AGREEMENT.

4.9	Notwithstanding other rights of HMGU, late payments will be charged with a fee at the annual rate of […***…].

4.10	On all payments under this § 4, the LICENSEE will pay VAT in the statutory amount should VAT apply.

§ 5	Accounts, Reporting and Audits

5.1

LICENSEE shall keep, and shall cause its sublicensees to keep, complete and accurate records according to general accounting principles and containing all the data reasonably required for the full computation and verification of the payments to be made under § 4. As part of the records, LICENSEE will keep for a period of […***…] years originals or copies of the invoices sent to its sublicensees and/or purchasers/recipients of LICENSED PRODUCTS and LICENSED SERVICES.

5.2

HMGU is entitled to inspect LICENSEE’s records and to direct the LICENSEE to inspect any of its sublicensees’ records, with […***…] prior written notice not more than […***…] a year during business hours, by an independent auditor or other member of a profession which is under a professional duty of confidentiality, elected by HMGU. The cost of such inspection shall be borne by HMGU. If the inspection shows that the payments made by LICENSEE differ to HMGU's disadvantage by more than […***…]% ([…***…] percent) from the payments which were actually due, the LICENSEE shall bear the costs of the inspection.

5.3

Annually, within […***…] after the end of each half CONTRACT YEAR, LICENSEE shall forward to HMGU a report reflecting the payments due under § 4 on a LICENSED PRODUCT-by-LICENSED PRODUCT, LICENSED SERVICE-by-LICENSED SERVICE and country-by-country basis. The report shall state all transactions with each purchaser/recipient of LICENSED PRODUCTS and/or LICENSED SERVICES and each of the LICENSEE’s licensees, showing the NET SALES (whichever is relevant for the calculation of remuneration/royalties) attributed to the transaction. If no payment is due, a report certifying this shall be supplied. If this AGREEMENT is terminated before the end of a CONTRACT YEAR, the report shall be due within […***…] after the termination has become effective. The correctness and completeness of the report shall be certified by LICENSEE's chief financial officer.

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§ 6	Ownership; Patent Filing, Prosecution and Litigation

6.1

HMGU remains owner of the PATENT RIGHTS, irrespective of their use by the LICENSEE, and the patent records remain in the name of HMGU as applicant. Unless HMGU notifies LICENSEE otherwise in writing (Email is sufficient), HMGU authorizes LICENSEE to conduct patent prosecution, maintenance and patenting strategy within its own reasonable discretion but in cooperation with HMGU. LICENSEE shall inform HMGU about important filings, prosecution and maintenance measures. LICENSEE acknowledges that LICENSEE, DEMEETRA and HERA are jointly and severally liable for paying the costs of filing, prosecuting, maintaining and defending the PATENT RIGHTS. Therefore, LICENSEE shall bear one third (1/3) of the costs of filing, prosecuting, maintaining and defending the PATENT RIGHTS as long as each of DEMEETRA and HERA also bear one third (1/3) of such costs.

6.2

With advance written notice to HMGU of at least […***…] and respective information to DEMEETRA and HERA in due time, LICENSEE may decide not to pay further prosecution or maintenance cost of a patent and/or patent application included within PATENT RIGHTS in any national jurisdiction(s).

6.3

In case DEMEETRA and/or HERA make a decision subject to the respective Section 6.2 in the DEMEETRA AGREEMENT or the HERA AGREEMENT, LICENSEE will continue to pay such cost for this/these jurisdiction(s) according to the adjusted cost split (alternatively, half the cost in case of DEMEETRA or HERA make such decision and full cost in case of DEMEETRA and HERA make such decision) starting […***…] after original notice of DEMEETRA and/or HERA, as the case may be, to HMGU.

If LICENSEE, DEMEETRA and HERA each make such a decision, HMGU may decide by written notice to LICENSEE, DEMEETRA and HERA to (i) abandon prosecution or maintenance of that patent and/or patent application within such jurisdiction(s) or (ii) pursue prosecution or maintenance of that patent and/or patent application within such jurisdiction(s) at its own cost with LICENSEE, DEMEETRA and HERA having no further rights in and to that particular patent application or patent within such national jurisdiction(s) and HMGU being entitled to otherwise commercialize such patent application or patent, or (iii) pursue prosecution or maintenance of that patent and/or patent application within such jurisdiction(s) at its own cost with such PATENT RIGHT to remain covered by this AGREEMENT.

6.4

A PARTY becoming aware of an infringement or other unauthorized uses of a PATENT RIGHT by any third party shall immediately inform the other PARTY in writing. Generally, LICENSEE shall be entitled to take all reasonable actions to prevent or enjoin any unauthorized use of a PATENT RIGHT at its own risk and expense in the FIELD, and HMGU, upon request and at the cost of LICENSEE, shall provide such assistance as LICENSEE may reasonably request. HMGU shall be entitled to join proceedings instituted by LICENSEE. Any recovery obtained in the course of defense of the PATENT RIGHTS shall first be used to refund any out-of-pocket expenses, including attorney costs, incurred by the LICENSEE and, where applicable, HMGU in bringing such action. The remaining recovery, if any, shall remain with the LICENSEE but subject to a contribution of […***…] % to be paid to HMGU. In the event LICENSEE has not taken action against an alleged infringer within reasonable time after becoming aware of an infringement, but at the latest […***…] days before the expiry of any time limit whose observance is necessary in order not to prejudice the procedural situation in defending the PATENT RIGHT, HMGU may, but shall not be required to, take such action as HMGU may deem appropriate in order to prevent or enjoin the alleged infringement. In such case, HMGU shall act at its own risk and expense, and LICENSEE shall reasonably cooperate with HMGU. Any recovery obtained under sole action of HMGU shall […***…].

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6.5

The provisions of Section 6.4 shall apply accordingly if a third party challenges the validity of a PATENT RIGHT, provided that if LICENSEE does not defend the respective PATENT RIGHT in due time at LICENSEE’s expense and the PARTIES cannot agree to defend jointly, HMGU has the right (but not the obligation) to defend the PATENT RIGHT and with respect to such PATENT RIGHT may determine in its sole discretion to exclude the PATENT RIGHT from the license granted in this AGREEMENT or leave the PATENT RIGHT under the license granted to LICENSEE in which case the royalty rate for LICENSED PRODUCTS and LICENSED SERVICES distributed in the respective country shall increase by […***…] % until HMGU’s expenses incurred within the course of defense of the PATENT RIGHT have been reimbursed.

§ 7	Representations, Warranties and Indemnification

7.1

The LICENSEE shall use the MATERIAL and the PATENT RIGHTS at its own risk. All claims based on legal or other defects of the MATERIAL and/or PATENT RIGHTS shall be excluded. In particular, HMGU is not liable if the use of the MATERIAL and/or PATENT RIGHTS infringes the rights of third parties or if the inventions which are the subject matter of the PATENT RIGHTS are not patentable.

7.2

HMGU declares that, to the best of its knowledge as of the RESTATEMENT EFFECTIVE DATE, (a) it is the sole owner of the PATENT RIGHTS, (b) it has not previously assigned, conveyed or otherwise encumbered its right, title and interest in the PATENT RIGHTS in a manner that would make grant of the licenses hereunder legally impossible and (c) it has the right to grant the license rights herein. HMGU makes no representation or warranty – whether express or implied – as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development and/or breadth of the technology covered by the PATENT RIGHTS.

7.3

In any case of liability for damages among the PARTIES, such liability is limited to foreseeable damages. Liability for lost profits is excluded. Except as stipulated in Sections 3.2, 6.1 and 6.3 above, the obligation and liabilities of LICENSEE (including, without limitation, payment and indemnification) under this AGREEMENT shall be sole (and not joint and several) with respect to the acts or omissions of LICENSEE.

7.4

LICENSEE indemnifies and holds HMGU harmless from any liability and all third party claims arising from LICENSEE’s use of the MATERIAL and/or PATENT RIGHTS, including claims by third parties which are based on the allegation that such third party has been injured or harmed by a LICENSED PRODUCT and/or  LICENSED SERVICE.

7.5	HMGU on one side and the LICENSEE on the other are not acting as agents or contractors for the respective other side. This AGREEMENT shall not create a partnership among the PARTIES.

7.6

HMGU may not use the name of the LICENSEE and LICENSEE may not use HMGU’s name for any advertisement or promotional purpose without the prior written consent of the respective other PARTY. However, the PARTIES or their technology transfer partners shall be entitled to issue a press release informing the public about the licenses granted hereunder without disclosing any CONFIDENTIAL INFORMATION belonging to the other PARTY or information that may harm the legitimate business interests of the other PARTY. Each PARTY will present to the

***Certain Confidential Information Omitted

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other PARTY a draft Press Release within a reasonable time period but at least […***…] prior to the anticipated publication date. In case the other PARTY objects to the publication of the press release within […***…] from receipt, the PARTIES will amicably and expeditiously collaborate in order to find a version which suits both PARTIES’ needs.

§ 8	Confidentiality

8.1

A PARTY receiving confidential information (the "RECEIVING PARTY") from the other PARTY (the "DISCLOSING PARTY") will keep such confidential information confidential. In particular, the RECEIVING PARTY shall only use and reproduce such Confidential Information to the extent necessary in order to pursue the objectives of this AGREEMENT. Furthermore, the RECEIVING PARTY shall not disclose Confidential Information to any third party; this includes disclosure under a confidentiality agreement. Ascenion GmbH is not a third party with regard to HMGU as RECEIVING PARTY.

8.2	The RECEIVING PARTY shall disclose confidential information only to such officers and employees,
a)	who strictly need to access such information in order to accomplish the objectives of this AGREEMENT; and
b)	who are under a confidentiality obligation that is at least as strict as the obligations set forth in this AGREEMENT.

8.3	The obligations under Sections 8.1 and 8.2 above shall not extend to all or any part of the Confidential Information for which the RECEIVING PARTY can prove
a)	that it was or became part of the public domain or publicly known without fault of the RECEIVING PARTY; or
b)	that it was rightfully in the possession of the RECEIVING PARTY prior to the disclosure; or
c)	that it was supplied to the RECEIVING PARTY by a third party which is not under a confidentiality obligation to DISCLOSING PARTY; or
d)

that RECEIVING PARTY has to disclose in response to a valid order of a court or other governmental body or subdivision thereof, or whose disclosure is otherwise required by law or regulation (including the rules of any nationally recognized securities exchange); providing, however, that the RECEIVING PARTY shall have given reasonable prior notice to the DISCLOSING PARTY, and that the RECEIVING PARTY shall make a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be limited to information necessarily responsive to the order issued.

8.4

After any termination or expiration of this AGREEMENT, the RECEIVING PARTY shall – upon instruction by the DISCLOSING PARTY - return to the DISCLOSING PARTY or destroy any document or data carrier containing Confidential Information in its possession. If the DISCLOSING PARTY gives no instruction, the RECEIVING PARTY shall destroy any document or data carrier containing Confidential Information […***…] after any termination or expiration of this AGREEMENT. However, one (1) copy of CONFIDENTIAL INFORMATION and automatically generated electronic backup copies may be retained in a secure location for the sole purpose of determining compliance with ongoing obligations under this AGREEMENT.

8.5	The PARTIES' obligations under this § 8 shall extend for a period of […***…] years after any termination or expiration of this AGREEMENT.

***Certain Confidential Information Omitted

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§ 9	Termination

9.1

This AGREEMENT shall come into force as of the RESTATEMENT EFFECTIVE DATE and shall run until the requirement to pay royalties under § 4 above ends, subject only to one of the reasons for termination mentioned below. Upon expiration of this AGREEMENT, LICENSEE shall have the right to continue to use the MATERIAL as set forth in Section 2.6. This AGREEMENT has been executed by the PARTIES as of the RESTATEMENT EFFECTIVE DATE, With the PARTIES’ mutual intent that on such date, the ORIGINAL LICENSE AGREEMENT shall be amended and restated in its entirety as set forth in, and thereupon superseded by, this AGREEMENT.

9.2

Each PARTY shall have the right to terminate this AGREEMENT following any material breach by the other PARTY, if the breach is not cured within six (6) weeks after notice by the non-breaching PARTY. A material breach by LICENSEE shall include (without limitation) the following:

a)	breach of the development obligation under Section 3.4,
b)	non-payment of the license fees mentioned in § 4,
c)	non-delivery of the reports mentioned in Section 4.6.4 or Section 5.3,
d)	breach of payment obligation under Section 6.1, or
e)	challenge of the validity of a PATENT RIGHT or support of third parties in challenging the validity of a PATENT RIGHT.

However, before being entitled to termination as to a), HMGU has to allow LICENSEE to cure the breach within six months after receipt of a notice sent by HMGU.

9.3

LICENSEE shall, without undue delay, notify HMGU in writing in case it runs into substantial financial difficulties which are so substantial that a reasonable CEO would consider filing for insolvency proceedings over all or substantially all of the LICENSEE's assets within the following weeks. In such a case, HMGU has the right to terminate this AGREEMENT vis-à-vis the LICENSEE.

9.4	LICENSEE has the right to terminate this AGREEMENT with three months’ notice to the end of a calendar year.

9.5	A notice of termination has to be in writing to be valid.

9.6

This AGREEMENT shall end automatically to the extent permitted under applicable law if LICENSEE becomes subject to insolvency proceedings, or if LICENSEE undergoes voluntary or involuntary dissolution or suffers the appointment of a receiver or trustee over all, or substantially all of its assets, in each case which case is not dismissed within two months after the commencement thereof.

9.7

Any termination of this AGREEMENT shall not affect rights and obligation which have accrued while this AGREEMENT was in effect. In particular, any termination of this AGREEMENT shall not affect LICENSEE’s obligation to pay royalties and to allow book inspection (Section 5.2) with regard to payments which have become due while this AGREEMENT has been in effect.

9.8

In the event of termination of this AGREEMENT by HMGU according to Section 9.2 (i.e. for material breach by LICENSEE), provided that a particular sublicensee of LICENSEE did not cause the breach that resulted in such termination and is not in breach of the respective sublicensee agreement, such sublicensee shall, at its election, have the right to receive a direct license from HMGU under, at HMGU’s

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election, either the terms and conditions of this AGREEMENT, to the extent applicable to the scope of the sublicense granted to such sublicensee, or the terms and conditions of the sublicensing agreement between LICENSEE and the sublicensee, to the extent applicable to the scope of the PATENT RIGHTS sublicensed to such sublicensee.

9.9

Sections 2.2, 7.1, 7.3 and 7.4 shall survive termination or expiry of this AGREEMENT for as long as LICENSEE has MATERIAL in its possession, and Sections 9.7, 9.8, 9.9 and 10 shall surivive any termination or expiration of this AGREEMENT.

§ 10	Miscellaneous

10.1

Neither PARTY shall be entitled to assign this AGREEMENT in its entirety to third parties; provided that a PARTY may assign any of its rights or delegate any of its obligations under this AGREEMENT without the consent but with prior notification to the other PARTY to (i) its AFFILIATE(s) or subsidiary(ies) or (ii) its successor in interest in connection with any merger, acquisition, consolidation, or sale of all or substantially all of the assets of a party, provided that such assignee assumes in writing or under law all of the obligations of such PARTY hereunder. Except in connection with any sublicense and as expressly stated in this AGREEMENT, neither PARTY shall be entitled to delegate obligations under this AGREEMENT to third parties.

10.2	All communications under this AGREEMENT shall be in writing and shall be mailed, hand delivered or faxed as follows, unless otherwise indicated by a PARTY in writing:

If to HMGU:

Helmholtz Zentrum München – Deutsches Forschungszentrum für Gesundheit und Umwelt GmbH

Attention of: Innovation Management, […***…]

Ingolstädter Landstraße 1

D-85764 Neuherberg

E-mail: […***…]

Fax: […***…]

If to POSEIDA:

Attention of: Mark Gergen, President and CBO

9390 Towne Center Drive, Suite 200

San Diego, CA 92121

USA

E-mail: […***…]

Fax: […***…]

10.3

The invalidity or unenforceability of any provision of this AGREEMENT shall not affect the validity or enforceability of any other provision hereof. In the place of the invalid provision, a valid provision is presumed to be agreed upon which comes economically closest to the one actually agreed upon.

10.4	General terms and conditions of the PARTIES do not apply to the PARTIES' relationship under this AGREEMENT.

***Certain Confidential Information Omitted

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10.5

This AGREEMENT contains the entire agreement of the PARTIES. There are no oral side agreements. The provisions of this AGREEMENT cannot be changed, modified, amended or waived except by a written instrument signed by the PARTIES. This also applies to a waiver of this form provision.

10.6

This AGREEMENT shall be governed by the laws of Germany with the exception of its conflict of law rules resulting in the application of a foreign jurisdiction and under exclusion of the UN Convention on the International Sale of Goods. For all controversies arising under this AGREEMENT, the courts of the city of Munich, Germany shall have exclusive jurisdiction to which the PARTIES hereby irrevocably submit.

This AGREEMENT has been executed in two original versions, one belonging to each PARTY.

[Signature page follows.]

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For and on behalf of HMGU

Signature	/s/ Matthias H. Tschoep	Place, Date	_Neuherberg 12 März 2021
Name	Prof. Dr. med. h.c. Matthias H. Tschoep
Affiliation	Chief Executive Officer

Signature	_/s/ Kerstin Günther__	Place, Date	_Neuherberg 12 März 2021
Name	Kerstin Günther
Affiliation	Chief Financial and Technology Officer

For and on behalf of POSEIDA

Signature	_/s/ Mark Gergen__	Place, Date	__February 11, 2021____
Name	Mark Gergen
Affiliation	President

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Annex 1: The ORIGINAL MATERIAL

Description of the ORIGINAL MATERIAL

[…***…]

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